PRINCIPAL UNDERWRITER'S AGREEMENT

     Agreement made this 1st day of May, 1993 between VAN KAMPEN MERRITT SERIES TRUST, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts ("TRUST"), and XEROX LIFE SALES COMPANY, a Delaware corporation registered as a broker-dealer with the Securities and Exchange Commission and National Association of Securities Dealers, Inc. ("PRINCIPAL UNDERWRITER"), each with offices at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

     WHEREAS, TRUST currently offers shares of its common stock in five series, designated as the Money Market Portfolio, Quality Income Portfolio, High Yield Portfolio, Stock Index Portfolio and Growth and Income Portfolio ("Current Portfolios"), and TRUST may offer shares of one or more additional Portfolios in the future; and

     WHEREAS, TRUST was organized to act as the funding vehicle for certain variable contracts offered by Xerox Financial Services Life Insurance Company and its affiliated life insurance companies (the "Life Companies") through separate accounts of such life companies; and

     WHEREAS, TRUST may enter into fund participation agreements with the Life Companies that have or will establish one or more separate accounts to offer variable contracts, pursuant to which TRUST serves as the underlying funding vehicle for such variable contracts;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. (a) TRUST proposes to issue and sell shares of common stock of TRUST (the "Shares") to separate accounts of the Life Companies as may be permitted by applicable law. TRUST hereby appoints PRINCIPAL UNDERWRITER as agent to sell the Shares and PRINCIPAL UNDERWRITER hereby accepts such appointment. The Shares will be distributed under such terms as are set by TRUST and will be sold to the separate accounts permitted to buy the Shares as specified by the Board of Trustees.

     (b) In the event that TRUST from time to time designates one or more Portfolios in addition to the Current Portfolios ("Additional Portfolios"), it shall notify PRINCIPAL UNDERWRITER. If PRINCIPAL UNDERWRITER is willing to perform services hereunder to the Additional Portfolios, it shall so notify TRUST. There after, TRUST and PRINCIPAL UNDERWRITER shall enter into an Addendum to this Agreement for the Additional Portfolios and the Additional Portfolios shall be subject to this Agreement.

     2. (a) PRINCIPAL UNDERWRITER agrees that (i) all Shares sold by PRINCIPAL UNDERWRITER shall be sold at the net asset value thereof, and (ii) TRUST shall receive 100% of such net asset value.

     (b) The Shares will be sold in accordance with the terms of any fund participation agreements between TRUST and the Life Companies. The Current Portfolios and all Additional Portfolios subject to this Agreement are referred to collectively as "Portfolios".

     3. (a) All sales literature and advertisements relating to TRUST used by PRINCIPAL UNDERWRITER shall be subject to approval by TRUST. TRUST authorizes PRINCIPAL UNDERWRITER, in connection with the sale or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in TRUST's then-current Prospectus or in sales literature or advertisements approved by TRUST or in such financial and other statements which are furnished to the PRINCIPAL UNDER WRITER pursuant to the next paragraph. TRUST shall not be responsible in any way for any information provided or statements or representations made by PRINCIPAL UNDERWRITER or its
representatives  or  agents  other  than  the   information,   statements  and
representations described in the preceding sentence. PRINCIPAL UNDERWRITER shall review all materials submitted to it by the Life Companies that describe TRUST, the Shares or TRUST's investment adviser. PRINCIPAL UNDERWRITER shall not be responsible for any information provided or statements or representations made by the Life Companies, representatives or agents of the Life Companies or any other persons or entities other than PRINCIPAL UNDERWRITER's representatives or agents.

     (b) TRUST shall keep PRINCIPAL UNDERWRITER fully in formed with regard to its affairs, shall furnish PRINCIPAL UNDER WRITER with a certified copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of PRINCIPAL UNDERWRITER to sell the Shares and in the performance by PRINCIPAL UNDERWRITER of all its duties under this Agreement.

     4. (a) TRUST will pay or cause to be paid:

          (i) registration fees for registering its Shares under the Securities Act of 1933 (the "1933 Act");

          (ii) the expenses, including counsel fees, of pre paring registration statements and such other documents as TRUST believes are necessary for registering the Shares with the Securities and Exchange Commission (the "SEC") and such states as are deemed necessary or appropriate;

          (iii)expenses incident to preparing amendments to the 1933 Act and Investment Company Act of 1940, as amended (the "1940 Act") registration statements;

          (iv) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the then existing shareholders or beneficial owners of Shares;

          (v) expenses incident to the issuance of its Shares such as the cost of stock certificates, if any, taxes and fees of the transfer agent for establishing shareholder record accounts and confirmations; and

          (vi) expenses incident to the preparation and mailing of notices, reports and proxy soli citation material to its shareholders.

     (b) PRINCIPAL UNDERWRITER shall pay all of its own costs and expenses in connection with the offer and sale of Shares.

     5. (a) TRUST shall maintain a currently effective Registration Statement on Form N-1A and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rules and regulations of the SEC there under.

     (b) TRUST represents and warrants that its Registration Statement, post-effective amendments, Prospectus and Statement of Additional Information (excluding statements based upon written information furnished by PRINCIPAL UNDERWRITER expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to PRINCIPAL UNDERWRITER, pursuant to Section 3(b) hereof, shall be true and correct in all material respects.

     6. It is understood that trustees, officers, agents and shareholders of the TRUST are or may be interested in PRINCIPAL UNDERWRITER as directors, officers, shareholders, or otherwise; that directors, officers, agents and shareholders of PRINCIPAL UNDERWRITER are or may be interested in the TRUST as trustees, officers, shareholders or otherwise; that PRINCIPAL UNDERWRITER may be interested in the TRUST as a shareholder or otherwise; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided by specific provisions of applicable law.

     7. (a) This Agreement shall take effect on the date hereof after it has been approved by a vote of the majority of Trustees of TRUST and those Trustees of TRUST who are not "interested persons" of TRUST and who have no direct or indirect financial interest in this Agreement (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement shall remain in full force and effect until April 30, 1995, and may be continued from year to year thereafter; provided that such continuance shall be specifically approved each year by the Board of Trustees of TRUST or by a majority of the outstanding voting securities of each Portfolio of TRUST as it applies to that Portfolio and in either case, also by a majority of the Independent Trustees. This Agreement may be amended, with respect to any Port folio, with the approval of the Board of Trustees or of a majority of the outstanding voting securities of each Portfolio of TRUST as it applies to that Portfolio, provided, that in either case, such amendment shall also be approved by a majority of the Independent Trustees.

     (b) This Agreement, with respect to any Portfolio, may be terminated at any time without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of that Portfolio, or may be terminated by PRINCIPAL UNDERWRITER, in either case on not more than 60 days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party.

     (c) This Agreement shall automatically terminate in the event of its assignment by PRINCIPAL UNDERWRITER.

     (d) The terms "interested person", "assignment" and "vote of a majority of the outstanding voting securities" as used herein shall have the meanings given to them in the 1940 Act.

     8. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of PRINCIPAL UNDERWRITER (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with PRINCIPAL UNDERWRITER or retained by it to perform or assist in the performance of its obligations under this Agreement), PRINCIPAL UNDERWRITER shall not be subject to liability to TRUST or to any shareholder of TRUST for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

     9. Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as set forth below:

         If to TRUST:     Van Kampen Merritt Series Trust
                          One Parkview Plaza
                          Oakbrook Terrace, Illinois 60181

         If to PRINCIPAL UNDERWRITER:

                            Xerox Life Sales Company
                            One Parkview Plaza
                            Oakbrook Terrace, Illinois 60181

     10. In accordance with the Declaration of Trust creating TRUST which was executed on July 9, 1987, it is understood and agreed that no shareholder shall be subject to any personal liability whatsoever under this Agreement, and no trustee, officer, employee or agent of TRUST shall be subject to any personal liability whatsoever under this Agreement, except for that arising from his bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interest of the TRUST, and PRINCIPAL UNDERWRITER shall look solely to TRUST property for satisfaction of claims of any nature arising in connection with the affairs of the TRUST.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals on the day and year first above written.

                                             VAN KAMPEN MERRITT SERIES TRUST
                                             for its Money Market Portfolio,
                                             Quality Income Portfolio, High
                                             Yield Portfolio, Stock Index
                                             Portfolio and Growth and Income
                                             Portfolio

Attest:

/s/RONALD A. NYBERG                              /s/DENNIS J. MCDONNELL
____________________________                 By: _______________________________

Secretary

Attest:                                      XEROX LIFE SALES COMPANY

/s/JEFFERY K. HOELZEL                            /s/JUDY M. DREW
____________________________                 By: _______________________________

Secretary